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                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement") is made and entered into this 28th day of March, 2000, by and between Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation ("Prize"), and Pioneer Natural Resources USA, Inc., a Delaware corporation ("Pioneer").

                                    RECITALS

         A. On February 8, 2000, as the result of a merger, Pioneer acquired 3,984,197 shares of Series A 6% Convertible Preferred Stock of Prize (the "Pioneer Preferred Shares").

         B. On March 31, 2000, Pioneer will be entitled to a dividend with respect to the Pioneer Preferred Shares which the Parties (as defined below) desire to have paid in cash in the amount of $458,514.

         C. Prize desires that Pioneer convert the Pioneer Preferred Shares to shares of common stock, par value $.01 per share, of Prize ("Common Stock"), and Pioneer is willing to convert the Pioneer Preferred Shares to shares of Common Stock provided Prize purchases a portion of such shares immediately upon the conversion as described below.

         D. Pioneer and Prize (the "Parties") desire to enter into this Agreement in order to set forth their respective rights and obligations with respect to such transaction and certain other matters.

         E. On February 8, 2000, Prize, Pioneer and certain other stockholders of Prize entered into a certain Voting and Shareholders Agreement, providing, among other things, for the right of Pioneer to designate two members of the board of directors of Prize (the "Voting Agreement").

         F. On June 29, 1999, Pioneer and Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.), a Delaware corporation which is now a wholly-owned subsidiary of Prize ("Old Prize"), entered into a certain Joint Participation Agreement, providing, among other things, for Pioneer's right to participate in certain future projects of Prize (the "Joint Participation Agreement"). On February 8, 2000, the rights and obligations of Old Prize under the Joint Participation Agreement were assigned to and assumed by Prize.

         In consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:

         1. Effective Date. All of the transactions set forth herein shall be effective as of the close of business on March 31, 2000 (the "Effective Date"), and the closing shall occur immediately before the close of business on that date (the "Closing").

         2. Payment of Dividend. On the Effective Date and before the Closing, Prize shall pay to Pioneer, by wire transfer of immediately available funds to an account designated by Pioneer, the amount of $458,514 as a dividend on the Pioneer Preferred Shares.

         3. Conversion of the Pioneer Preferred Shares. Effective as of the Effective Date, the Pioneer Preferred Shares shall, without further action on the part of either Party or any other person or entity, be converted into 3,984,197 shares of Common Stock.

         4. Purchase and Sale. Effective as of the Effective Date, Prize shall purchase from Pioneer, and Pioneer shall sell and deliver to Prize, 1,346,482 shares of Common Stock (the "Pioneer Shares"). At the Closing: (a) Pioneer shall deliver to Prize the stock certificates evidencing the Pioneer Preferred Shares, duly endorsed for transfer or accompanied by duly executed stock powers; and (b) Prize shall deliver to Pioneer a certificate evidencing 2,637,715


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shares of Common Stock or, if impracticable, an irrevocable letter of instruction to Prize's transfer agent instructing that a certificate evidencing 2,637,715 shares of Common Stock be delivered to Pioneer not later than April 7, 2000.

         5. Purchase Price. In consideration for the purchase and sale of the Pioneer Shares, Prize shall pay to Pioneer at the Closing, by wire transfer of immediately available funds to an account designated by Pioneer, an amount equal to $13.50 per Pioneer Share, for a total purchase price of $18,177,507.

         6. Voting Agreement. Effective as of the Effective Date, subject to the receipt of the payment of the dividend and purchase price as set forth herein, Pioneer hereby relinquishes all of its rights under the Voting Agreement, including without limitation its right to designate two directors of Prize. Not later than April 7, 2000, subject to the receipt of the payment of the dividend and purchase price as set forth herein, Pioneer shall deliver to Prize the written resignations of each of its designated members of Prize's board of directors, effective as of the Effective Date.

         7. Joint Participation Agreement. Pioneer, subject to the receipt of the payment of the dividend and purchase price as set forth herein, and Prize hereby agree to terminate the Joint Participation Agreement as of the Effective Date and further agree that neither Party shall have any liability or obligation to the other under the Joint Participation Agreement following the Closing.

         8. Representations and Warranties of Pioneer. Pioneer hereby represents and warrants to Prize as follows:

            (a) Organization and Authority. Pioneer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Pioneer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. No further action is necessary on the part of Pioneer for Pioneer to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

            (b) Validity and Binding Effect. This Agreement has been duly executed and delivered on behalf of Pioneer and constitutes the legal, valid and binding obligation of Pioneer, enforceable against Pioneer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

            (c) Litigation. There is no litigation, proceeding or investigation pending or, to the knowledge of Pioneer, threatened against or affecting Pioneer that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Pioneer in connection with the transactions contemplated hereby.

            (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree or ruling, charge or other restriction of any government, governmental agency, or court to which Pioneer is subject; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice or consent under the Certificate of Incorporation or Bylaws of Pioneer or any agreement, contract, lease, license, instrument or other arrangement to which Pioneer is a Party or by which Pioneer is bound or to which any of its assets are subject.

            (e) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any governmental authority is required by or with respect to Pioneer in connection with the execution and delivery of this Agreement by Pioneer or the consummation by Pioneer of the transactions contemplated hereby. No consent or approval of any other person or entity is required by or with respect to Pioneer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


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            (f) Title to the Pioneer Preferred Shares and the Pioneer Shares.
         The Pioneer Preferred Shares are held, and the Pioneer Shares, upon issuance, will be held, beneficially and of record by Pioneer, and the Pioneer Shares are being conveyed to Prize free and clear of any lien, mortgage, security interest, pledge, deposit, burden, encumbrance, restriction on transfer, option, warrant, purchase right or other contract or commitment (other than this Agreement and the Voting Agreement).

         9. Representations and Warranties of Prize. Prize hereby represents and warrants to Pioneer as follows:

            (a) Organization and Authority. Prize is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Prize has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. No further action is necessary on the part of Prize for Prize to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

            (b) Validity and Binding Effect. This Agreement has been duly executed and delivered on behalf of Prize and constitutes the legal, valid and binding obligation of Prize, enforceable against Prize in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

            (c) Litigation. There is no litigation, proceeding or investigation pending or, to the knowledge of Prize, threatened against or affecting Prize that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by Prize in connection with the transactions contemplated hereby.

            (d) Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree or ruling, charge or other restriction of any government, governmental agency, or court to which Prize is subject; or
         (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice or consent under the Certificate of Incorporation or Bylaws of Prize or any agreement, contract, lease, license, instrument or other arrangement to which Prize is a Party or by which Prize is bound or to which any of its assets are subject.

            (e) Consents and Approvals. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any governmental authority is required by or with respect to Prize in connection with the execution and delivery of this Agreement by Prize or the consummation by Prize of the transactions contemplated hereby. No consent or approval of any other person or entity is required by or with respect to Prize in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         10. Expenses. Each Party shall bear its own expenses incurred in connection with the transactions contemplated herein.

         11. Broker's Fees. Each Party represents and warrants to the other that such Party has not incurred any liability for broker's fees, finder's fees, agent's commissions or other similar forms of compensation in connection with or in any way related to the transactions contemplated by this Agreement.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Delaware, without giving effect to the principles of conflicts of law thereof.


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         13. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         14. Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be sent by (a) personal delivery (effective upon delivery), (b) facsimile transmission (effective upon transmission), (c) recognized overnight delivery service (effective on the next day after delivery to the delivery service), or (d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:



                  If to Prize:

                           Prize Energy Corp.
                           3500 William D. Tate
                           Suite 200
                           Grapevine, Texas  76051
                           Attention: Lon C. Kile
                           Facsimile: (817) 424-0071

                  If to Pioneer:

                           Pioneer Natural Resources USA, Inc.
                           1400 Williams Square West
                           5205 North O'Connor Blvd.
                           Irving, Texas  75039-3746
                           Attention: Mark L. Withrow
                           Facsimile No.:  (972) 969-3581

Either Party may change its address for receiving notices by giving written notice of such change to the other Party.

         15. Miscellaneous. This Agreement constitutes the entire agreement between the Parties and supercedes any prior understandings, agreements, arrangements and representations between the Parties, written or oral, to the extent they related to any substantive matter hereof. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be amended by the Parties at any time only by a written instrument signed on behalf of each of the Parties. The waiver by either Party of a breach of any provision hereof shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

"Prize"                                   "Pioneer"

Prize Energy Corp.                        Pioneer Natural Resources USA, Inc.
By: /s/ Lon C. Kile                       By: /s/ Mark L. Withrow
   ----------------------------------        -----------------------------------
        Lon C. Kile                               Mark L. Withrow
        President                                 Executive Vice President